                                                                      Exhibit 11

               HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (in thousands, except per share data)


                                    PRIMARY

                                               Three Months Ended March 31,
                                               ----------------------------
                                                 1996                1995
                                                -------            --------
Net income................................      $ 6,385            $  6,110
                                                =======            ========

Shares used in net earnings per
  share computations......................       31,545              28,709
                                                =======            ========

Earnings per share........................      $   .20            $    .21
                                                =======            ========


       COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                               Three Months Ended March 31,
                                               ----------------------------
                                                 1996                1995
                                                -------            --------
Average outstanding common shares.........       30,029              27,545
Average common equivalent shares --
  dilutive effect of option shares........        1,516               1,164
                                                 ------             -------
Shares used in net earnings
  per share computations..................       31,545              28,709
                                                 ======             =======


                                 FULLY DILUTED

                                               Three Months Ended March 31,
                                               ----------------------------
                                                 1996                1995
                                                -------            --------
Net income................................      $ 6,385            $  6,110
                                                =======            ========

Adjusted net income for interest
  on convertible note.....................      $ 6,385            $  6,298
                                                =======            ========

Shares used in net earnings
  per share computations..................       31,548              30,902
                                                =======            ========

Earnings per share........................      $   .20            $    .20
                                                =======            ========


       COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                               Three Months Ended March 31,
                                               ----------------------------
                                                 1996                1995
                                                -------            --------
Average outstanding common shares.........       30,029              27,545
Average common equivalent shares --
  dilutive effect of option shares........        1,519               1,214
Dilutive effect of convertible note.......          --                2,143
                                                 ------              ------
Shares used in net earnings
  per share computations..................       31,548              30,902
                                                 ======             =======